UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Sale of MOB Properties

On December 27, 2018, CHP Partners, LP, the operating partnership of CNL Healthcare Properties, Inc. (the “Company”), and certain subsidiaries of the Company (collectively, the “Sellers”), entered into an Agreement of Purchase and Sale (the “Sale Agreement”) with Welltower OM Group LLC, a Delaware limited liability company owned by Welltower Inc., an Ohio corporation (the “Purchaser”), for the sale of 55 of the Company’s medical office and related properties (the “Sale”) for approximately $1.250 billion in cash, subject to certain pro-rations and other adjustments as described in the Sale Agreement (the “Purchase Price”). The Company’s board of directors (the “Board”) has unanimously approved the Company entering into the Sale Agreement.

As previously disclosed, in September 2018, the Company committed to a plan to sell its medical office buildings, post-acute care facilities and acute care hospitals across the US (“MOB/Healthcare Portfolio”), and the Sale is the first transaction pursuant to this strategic shift. The real estate properties to be sold include 55 medical office building and related properties located in the United States, 54 in which the Company owns, directly or indirectly, 100% of the outstanding equity interests in those properties and one property in which the Company owns, directly or indirectly, 90% of the outstanding equity interests in such property, along with, in each case, associated assets and future liabilities (other than existing indebtedness) (the “Properties”). The actual Properties to be purchased by the Purchaser could be impacted by rights of first refusal or offer, which entitle various ground lessors or tenants to acquire those Properties.

In connection with the Sale Agreement, the Purchaser deposited $26 million in cash into escrow as an earnest money deposit (the “Initial Deposit”). The Sale Agreement provides that the Purchaser shall have until January 17, 2019 to undertake an inspection of the Properties (the “Inspection Period”). In the event that the Purchaser determines no later than the end of the Inspection Period that it does not wish to proceed with the purchase of the Properties, it may notify the Sellers, and upon such notification the parties shall no longer have any obligations under the Sale Agreement and the Purchaser shall be entitled to a return of $25 million of the Initial Deposit. In the event that the Purchaser wishes to proceed with the purchase of the Properties at the end of the Inspection Period, then the Purchaser shall deposit an additional $50 million in cash or provide a letter of credit in the same amount (together with the Initial Deposit, the “Earnest Money”), to be held in escrow until the consummation of the transactions contemplated by the Sale Agreement or until the termination thereof and to be applied against the Purchase Price or delivered to the parties, respectively, upon termination as provided in the Sale Agreement. In the event that the Sale Agreement is terminated due to a breach by the Purchaser, the Sellers shall be entitled to retain the Earnest Money. In the event that the Sale Agreement is terminated due to a breach by the Sellers, the Purchaser shall be entitled to a return of the Earnest Money.

The Sale Agreement contains customary representations and warranties of the Company and the Purchaser, as well as customary covenants of the Company and the Purchaser. Additionally, the closing of the Sale is subject to the satisfaction or waiver of customary closing conditions set forth in the Sale Agreement. The parties anticipate that the closing of the Sale will occur in the first half of 2019, although there can be no assurance that the closing conditions will be satisfied or that the Sale will be consummated.

The foregoing description of the Sale Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Sale Agreement that will be filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s next periodic report.

Assuming the consummation of the sale of the Properties, the Company’s remaining real estate portfolio will consist of 87 properties including 72 senior housing (the “Senior Housing Portfolio”) and fifteen acute care and post-acute care properties. The Company expects to continue its efforts to sell the remaining five post-acute care facilities and three acute care hospitals as well as the six leased post-acute care facilities previously identified as held for sale, although there can be no guarantee that any or all of these properties will be sold at any particular time.

The Company currently estimates it will use approximately $430 million in Sales proceeds to pay costs related to closing and repay indebtedness currently secured by the Properties being sold to Purchaser pursuant to the Sale Agreement. Subject to approval of the Board, the Company anticipates using the remainder of the proceeds to rebalance corporate borrowings, make a special distribution to stockholders and for other liquidity needs of the Company. Following the consummation of the Sale of the Properties, the Company will continue to own the Senior Housing Portfolio and look for opportunities to enhance value in its remaining assets. The Company will continue to monitor its ongoing cash distributions in connection with its operations and ownership of the Senior Housing Portfolio.

HFF Securities L.P. and KeyBanc Capital Markets Inc. served as financial advisors to the Special Committee of the Company in connection with the Sale.

Item 7.01	Regulation FD Disclosure

The Company has posted to its website (http://www.cnlhealthcareproperties.com) and will mail to its stockholders a letter notifying them of the transactions contemplated by the Sale Agreement and advising stockholders of related matters. A copy of the stockholder letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information contained in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the satisfaction or waiver of other conditions in the Sale Agreement; the risk that the Sale or the other transactions contemplated by the Sale Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement its operating strategy; changes in economic cycles; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1    Letter to Stockholders dated January 2, 2019.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Stockholders dated January 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2019		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin President and Chief Executive Officer